EXHIBIT 10.2
                                                              ------------

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Attention: Jeffrey J. Temple, Esq.


                        SUBORDINATION, NON-DISTURBANCE
                           AND ATTORNMENT AGREEMENT

              THIS AGREEMENT, dated as of July 22,1999 between PW Real Estate Investments Inc. ("Mortgagee"), having its principal place of business at 1285 Avenue of the Americas, New York, New York, 10019, and TheStreet.Com, Inc. ("Tenant"), having its principal place of business at 2 Rector Street, New York, New York 10006.

WITNESSETH:

       WHEREAS, Tenant has entered into a certain lease dated July 22, 1999 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, the "Lease") with W12/14 Wall Acquisition Associates LLC (the "Landlord"), covering certain premises more fully described in the Lease (the "Premises");

       WHEREAS, Mortgagee provided or will provide permanent financing to Landlord and other entities which is secured by, inter alia, first and second priority mortgages (collectively, the "Mortgage") on the interests of Landlord in the property described in Exhibit "A" attached hereto, of which the Premises are a part (the "Property");

       WHEREAS, Mortgagee and Tenant mutually desire the subordination of the Lease to the Mortgage and the recognition of the Lease by Mortgagee upon the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

       1. Notwithstanding anything to the contrary set forth in the Lease, the Lease and all estates, rights, options, liens and charges therein contained or created thereunder is and shall be subject and subordinate to the lien, terms, covenants, provisions and conditions of the Mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made or to be made thereunder and all sums secured hereby.

       2. If Mortgagee or any trustee for Mortgagee takes possession of the Premises and/or the Property, as mortgagee-in-possession or otherwise, forecloses the Mortgage, acquires title to the Property be deed in lieu of foreclosure, or otherwise causes the Premises and/or the Property to be sold pursuant to the Mortgage or any other security instrument given to Mortgagee, Mortgagee agrees not to join Tenant as a party defendant in any action to foreclose the Mortgage (unless an applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord) or to terminate or affect the Lease nor to affect or disturb all rights of Tenant under the Lease, including, but not limited to, the rights of possession, occupancy and use of the Premises and the Property at the rental and upon the terms and conditions set forth in the Lease, and the right to exercise and enjoy all expansion and extension options (if any) under the Lease so long as Tenant is not then in default under any of the terms, covenants, or conditions of the Lease or this Agreement (after the giving of any required notice and after the expiration of any applicable cure period) and the Lease is in full force and effect.

       3. If Mortgagee succeeds to the interest of Landlord under the Lease and/or to title to the Premises and/or the Property, or if anyone else acquires title to or the right to possession of the Premises and/or the Property upon the foreclosure of the Mortgage or by other sale pursuant to the Mortgage, or upon the sale of the Premises and/or the Property by Mortgagee or its successors and assigns after foreclosure or other sale pursuant to the Mortgage or acquisition of title in lieu thereof or otherwise, Mortgagee or its successors or assigns or the then owner of the Premises and/or the Property after foreclosure or other sale pursuant to the Mortgage (hereinafter collectively referred to as "Successor Landlord"), and Tenant hereby agree to be bound to one another under all of the terms, covenants and conditions of the Lease and Tenant agrees to make full and complete attornment to Successor Landlord so as to establish direct priority or estate and contract between Successor Landlord and Tenant with the same force and effect as if the Lease were originally made directly between Successor Landlord and Tenant; accordingly from and after such event, Successor Landlord and Tenant shall have the same remedies against one another for the breach of an agreement contained in the Lease as Tenant and Landlord had before Successor Landlord succeeded to the interest of Landlord; provided, however, that Successor Landlord shall not be:

              (a) liable for any act, omission or negligence of any prior landlord (including the present Landlord); or

              (b) subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including the present Landlord), except for any claims, defenses or offsets expressly allowed under the terms of the Lease and which accrue after Successor Landlord succeeded to the interest of Landlord; or

              (c) obligated to cure any defaults of Landlord which occurred, or to make any payments to Tenant which was required to be paid by Landlord, prior to the time that Successor Landlord succeeded to the interest of Landlord under the Lease; or

              (d) bound by any agreement, modification, termination or surrender of the Lease made without the written consent of Mortgagee; or

              (e) bound by any rent or additional rent which Tenant might have paid for more than the then current month or any termination payment or other prepaid charge to any prior landlord (including the present Landlord) except as required pursuant to the terms of the Lease; or

              (f) liable for any security deposited under the Lease unless such security has been physically delivered to Successor Landlord; or

              (g) liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to the Premises and/or the Property; or

              (h) liable for or obligated to comply with or fulfill any of the obligations of any prior landlord (including the present Landlord) under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or about the Premises (or any portion thereof), leasehold improvements, tenant work letter and/or similar items, except the obligations of present Landlord pursuant to
Section 41 of the Lease with respect to the payment of the Construction Payment to Tenant; provided, however that Mortgagee or Successor Landlord shall not have any obligation to make any portion of the Construction Payment to Tenant that it has already advanced to any prior landlord (whether or not Tenant received such payment).

              If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request by Successor Landlord, Tenant shall promptly execute and deliver a direct lease with Successor Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (a)-(h) of this Section 3) and shall be effective as of the date the Lease shall have terminated as aforesaid.

       4. Although the foregoing provisions of this Agreement shall be self-operative, Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn, such other instrument or instruments as Mortgagee or such other person shall from time to time request in order to confirm said provisions.

       5. Tenant hereby warrants and represents, covenants and agrees that:

              (a) Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements.

              (b) Tenant shall not prepay in excess of one month or compromise payment of rent or other sums due or to become due under the Lease except as required by the terms of the Lease.

              (c) Upon receipt by Tenant of a notice from Mortgagee that Landlord has defaulted under the Mortgage and has failed to cure the default within any applicable grace period set forth in the Mortgage and requesting Tenant to henceforth make all payments under the Lease to Mortgagee, Tenant shall thereafter pay directly to Mortgagee all rent and other sums due and to become due under the Lease.

              (d) Tenant shall not alter or modify the Lease in any respect or terminate or surrender the Lease without the prior written consent of Mortgagee except in the event of a casualty as permitted by the Lease.

              (e) Tenant shall deliver to Mortgagee, in accordance with
Section 9 hereof, a duplicate of each notice delivered to Landlord at the same time as such notice is given to Landlord.

              (f) Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter assign or sublease the Lease or any portion thereof except as permitted by the terms thereof

              (g) Except in the event of a casualty as permitted by the Lease, Tenant shall not seek to terminate the Lease or claim partial or total eviction or abate or reduce the rent payable under the Lease by reason of any act, omission or default of Landlord without prior written notice thereof to Mortgagee and the lapse thereafter of such time as under the Lease was offered to Landlord in which to remedy the default after which time Mortgagee, as its option, may remedy any such act, omission or default with thirty (30) days after the expiration of such time as Landlord was permitted to cure such default; provided, however, that with respect to any default of Landlord under the Lease which cannot be remedied within such time, it Mortgagee commences to cure such act, omission or default within such time and thereafter diligently proceeds with such efforts, Mortgagee shall have such time as is reasonably necessary to complete curing such act, omission or default. If Mortgagee cannot reasonably cure such act, omission or default until after Mortgagee obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim partial or total eviction or abate or reduce the rent payable under the Lease by reason by such act, omission or default, until the expiration of a reasonable period necessary for the remedy after Mortgagee secures possession of the Premises. To the extent Mortgagee incurs any expenses or other costs in curing or remedying such act, omission or default, including without limitation, attorneys' fees and disbursements, Mortgagee shall be subrogated to Tenant's rights against any prior landlord (including Landlord). Notwithstanding the foregoing, (i) Mortgagee shall have no obligation hereunder to remedy any act, omission or default of any prior landlord (including Landlord) and (ii) the cure period provided to Mortgagee in this paragraph shall in no event be less than the period to which Landlord or Mortgagee would be entitled under the Lease or otherwise after similar notice, to remedy any act, omission or default of any prior landlord (including Landlord).

              (h) This Agreement satisfies any condition or requirement in the Lease, if any, relating to the granting of a non-disturbance agreement with respect to the Mortgage and, or the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee, this Agreement shall constitute such notice to Tenant with respect to the Mortgage and Mortgagee.

              (i) Upon and after the occurrence of a default under the Mortgage, Mortgagee shall be entitled, but not obligated, to exercise the claims, right, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Mortgagee were named therein as Landlord. Tenant shall be absolutely entitled to rely on any notice received from Mortgagee and shall not be required to inquire as to whether there has been a default under the Mortgage or whether Mortgagee is entitled to possession of the Premises or receive payments under the Lease.

              (j) Notwithstanding Section 2 hereof, if the Lease provides that Tenant is entitled to expansion space or any other space, Successor Landlord shall have no obligation nor any liability for failure to provide such expansion space or such other space if a prior landlord (including Landlord), by reason of a lease or leases entered into by such prior landlord (including Landlord) with other tenants of the Property, has precluded the availability of such expansion space or such other space, but this provision shall not alter, amend, waive or impair any rights Tenant may have against such prior landlord.

              (k) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Mortgagee as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to the Agreement.

              (1) Tenant has not subordinated the Lease or its rights thereunder to any other mortgage or lien. Tenant agrees not to subordinate the Lease or any of its rights thereunder to any other mortgage or lien without the prior written consent of Mortgagee.

       6. Except as specifically provided in this Agreement, Mortgages shall not, by virtue of this Agreement, the Mortgage or any other instrument to which Mortgagee may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

       7. Anything herein or in the Lease to the contrary notwithstanding, Successor Landlord shall have no obligation, nor incur any liability beyond Successor Landlord's then equity interest of Successor Landlord, if any, in the Premises for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease, and Successor Landlord is hereby released and relieved of any other obligations hereunder and under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant will look solely to the estate or interest owned by Successor Landlord in the Property, and Tenant will not collect or attempt to collect any such judgment out of other assets of Successor Landlord.

       8. Tenant waives the provisions of any statute of rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding in respect of the Mortgage.

       9. All notices shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or Untied States Postal Service, with proof of attempted delivery or (c) by facsimile, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other party hereto in the manner provided for in this Section):

              If to Mortgagee:

              PW Real Estate Investments Inc.
              1285 Avenue of the Americas, 19th Floor
              New York, New York  10019
              Attention:  Ms. Meg Murray
              Facsimile Number:  (212) 713-7998

       With a copy to:

              White & Case LLP
              1155 Avenue of the Americas
              New York, New York 10036
              Attention: Jeffrey J. Temple, Esq.
              Facsimile Number: (212) 354-8113

       If to Tenant:

              THESTREET.COM, INC.
              14 WALL STREET
              NEW YORK, NY
              Attention: General Counsel
              Facsimile Number:

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery on a business day during business hours; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day during business hours; in the case of expedited prepaid delivery, upon the first attempted delivery on a business day during business hours; or in the cased of facsimile notice, when sent and electronically confirmed on a business day during business hours, addressed as set forth above, and, in each case, if such delivery of facsimile is made or sent other than during business hours on a business day, such delivery shall be deemed to have been made on the next succeeding business day.

       10. TENANT AND MORTGAGE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRAIL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TENANT AND MORTGAGEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. TENANT OR MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

       11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       12. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, specifically including, but not limited to, Tenant's assignees and subtenants and any purchaser at a sale of Landlord's leasehold interest in the Property under or pursuant to Mortgage, including a transfer in lieu of foreclosure. If any term of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to such person or circumstance other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


       IN WITNESS WHEREOF, the parties have executed this Subordination, NonDisturbance and Attornment Agreement as of the date first written above.

                                         TENANT:
                                         THESTREET.COM, INC.


                                          By: /s/ Michael Zuckert
                                              ------------------------------
                                          Name:  Michael Zuckert
                                          Title:    Vice President


                                          MORTGAGEE:

                                          PW  REAL ESTATE INVESTMENTS INC.


                                          By: /s/ Margaret Imperiale
                                              ------------------------------
                                          Name:  Margaret Imperiale
                                          Title:    Vice President



                    Acknowledgment and Consent of Landlord


       Landlord acknowledges and consents to the terms and conditions of this Agreement and agrees that Tenant, upon receipt from Mortgagee of notice that Landlord has defaulted under the Mortgage or any of the loan documents entered into between Landlord and Mortgagee and has failed to cure the default within any applicable grace period set forth in the Mortgage or such loan documents, shall pay to Mortgagee directly all rent and other sums due and to become due under the Lease regardless of whether such notice is consented to or contested by Landlord; and Landlord hereby waives any right to demand from Tenant payment to Landlord of such rent and other sums after Mortgagee has sent any such notice to Tenant.


                                          LANDLORD:


                                          By:  /s/ Arthur Wrubel
                                               -----------------------
                                          Name:  Arthur Wrubel
                                          Title:    Manager



STATE OF      )
              ss.:
COUNTY OF     )


       On July 7, 1999, before me, a Notary Public in and for said County and State, personally appeared Michael Zuckert, to me known, who, being by me duly sworn, and depose and say that he resides at __________________; that he is the ____________ of ____________________, the ___________ that signed the above instrument; and that he signed his name thereto by the authority of the board of directors of said company.

       Witness my hand and official seal.



                                          /s/ Deborah R. Slater  (SEAL)
                                          -------------------------------
                                          Notary Public

                                          My commission expires: 3-6-2001



STATE OF NEW YORK     )
                      )ss.:
COUNTY NEW YORK       )


       On July 21, 1999, before me, a Notary Public in and for said County and State, personally appeared Margaret Imperiale, to me known, who, being by me duly sworn, and depose and say that she resides at ________________; that she is the Vice President of PW Real Estate Investments Inc., the corporation that signed the above instrument; and that she signed her name thereto by the authority of the board of directors of said company

       Witness my hand and official seal.



                                          /s/ Kevin K. Chang  (SEAL)
                                          --------------------------
                                          Notary Public

                                          My commission expires: 2001



STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )


       On July 20, 1990, before me, a Notary Public in and for said County and State, personally appeared Arthur Wrubel, to me known, who, being by me duly sworn, and depose and say that he resides at ______________________; that he is the manager of Wrubel 99 LLC, the manager of Stellar Promote LLC, the manager of Stellar 14 Wall Associates LLC the manager of W12/14 Wall Acquisition Associates LLC that signed the above instrument; and that
(s)he signed his/her name thereto by the authority of the board of directors of said company.

       Witness my hand and official seal.

                                          /s/ Patricia A. Moeller  (SEAL)
                                          ----------------------------------
                                          Notary Public

                                          Patricia A. Moeller
                                          Notary Public, State of New York
                                          No. 01M04963583
                                          Qualified in Queens County
                                          My Commission Expires July 7, 2000



                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of Pine Street and the westerly side of Nassau Street;

RUNNING THENCE westwardly along the southerly side of Pine Street 111 feet 7-3/4 inches to a point;

THENCE continuing westwardly along the said southerly side of Pine Street, forming an interior angle of 179 degrees 52 minutes 40 seconds with the preceding course, 66 feet 3-1/4 inches to a point;

THENCE southwardly along a line forming an interior angle of 86 degrees 35 minutes 30 seconds with the preceding course, 78 feet 7-1/4 inches to a point;

THENCE continuing southwardly along a line forming an interior angle of 181 degrees 54 minutes 30 seconds with the preceding course, 116 feet 0 inches to a point in the northerly side of Wall Street;

THENCE eastwardly along the northerly side of Wall Street 66 feet 1 inch to a point;

THENCE continuing eastwardly along the northerly side of Wall Street, forming an interior angle of 179 degrees 48 minutes 00 seconds with the preceding course, 69 feet 0 inches to a point;

THENCE continuing eastwardly along the northerly side of Wall Street, forming an interior of 179 degrees 12 minutes 00 seconds with the preceding course, 25 feet 1-1/2 inches to the corner formed by the intersection of the northerly side of Wall Street and the westerly side of Nassau Street;

THENCE northwardly along the westerly side of Nassau Street, 73 feet 6-1/4 inches to a point;

THENCE deflecting 90 degrees 15 minutes 30 seconds toward the east 0 feet 11 inches to a point;

THENCE northwardly along the said westerly side of Nassau Street, forming an interior angle of 91 degrees 27 minutes 00 seconds with the preceding course 23 feet 5 inches to a point;

THENCE deflecting 88 degrees 52 minutes 00 seconds to the east 15 feet 11-3/4 inches to a point;

THENCE continuing northwardly along the westerly side of Nassau Street 98 feet 9-1/4 inches to the point or place of BEGINNING.